                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement Only (as permitted by Rule
                 14a-6(e)(2))
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to sec. 240.14a-11(c) or
                 sec. 240.14a-12

                       GAMETECH INTERNATIONAL, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          GAMETECH INTERNATIONAL, INC.
                        2209 WEST 1ST STREET, SUITE 113
                              TEMPE, ARIZONA 85281

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 2000

                            ------------------------

To Our Stockholders:

    The 2000 Annual Meeting of Stockholders of GAMETECH INTERNATIONAL, INC., a Delaware corporation (the "Company" or "GameTech"), will be held at the Sumner Suites, 1413 West Rio Salado Parkway, Tempe, Arizona, on April 4, 2000, at 9:00 a.m., local time, for the following purposes:

    1.  To elect two (2) directors to serve as Class I directors.

    2. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

    The Board of Directors has fixed the close of business on March 3, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1999 Annual Report, which includes audited financial statements, was mailed on March 13, 2000 with this Notice and Proxy Statement.

    Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of such proposals.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Andrejs K. Bunkse
                                          SECRETARY

Tempe, Arizona
March 13, 2000

                            ------------------------

    IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          GAMETECH INTERNATIONAL, INC.
                        2209 WEST 1ST STREET, SUITE 113
                              TEMPE, ARIZONA 85281

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

This Proxy Statement is being furnished to stockholders of GAMETECH INTERNATIONAL, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual Meeting of Stockholders of the Company to be held on April 4, 2000, at 9:00 a.m., local time, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of Proxy Card are being mailed on or about March 13, 2000.

SOLICITATION AND VOTING OF PROXIES

    Only stockholders of record at the close of business on March 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 11,381,123 shares of Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date.

    At the Annual Meeting, two (2) directors are to be elected to serve for a term of three years or until their respective successors are elected and qualified. Each stockholder present at the Annual Meeting, either in person or by proxy, is entitled to one vote per share of Common Stock of the Company held by each such stockholder on the Record Date. The two nominees receiving the highest number of affirmative votes duly cast shall be elected as directors.

    All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If the signed proxy is returned without instructions and authority to vote is not specifically withheld, the persons named in the proxy solicited by the Board of Directors intend to vote for the election of the nominees for director listed below. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum, and have the same effect as "no" votes in determining whether the proposals are approved. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person, provided that the stockholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, stockholders who own their shares in "street name" must obtain a special proxy card from their broker.

    The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

    The Board of Directors does not know of any matters other than the election of directors that are expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

                                  PROPOSAL ONE
                               BOARD OF DIRECTORS

GENERAL INFORMATION

    Two directors are to be elected at the 2000 Annual Meeting, both of whom are designated Class I Directors. The nominees of the Board of Directors for election to this class of directors are Clarence H. Thiesen and Douglas M. Hayes. Each nominee is currently a member of the Board of Directors of the Company. The Company's Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Effective as of the date of the Annual Meeting, by resolution of the Board of Directors, the Board of Directors reduced the size of the board from nine to eight by eliminating a Class I director position.

    There is currently one Class III position vacant on the Board of Directors, which is the result of a resignation. The Board is considering whether to fill this position, nominate a candidate at a subsequent meeting to fill this position or eliminate the position. The proxies can not be voted for a greater number of persons than for the number of nominees named.

    If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available and to create an additional vacancy to be filled by the Board of Directors. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

    The following table sets forth certain information regarding the directors and nominees for directors of the Company:

NAME                    POSITION                                                             TERM EXPIRES
----                    --------                                                             ------------
Richard T. Fedor......  Chairman--Chief Executive Officer                                        2002
Douglas M. Hayes......  Director                                                                 2000
Gary R. Held..........  Director--Vice President Business Development and Marketing              2001
Frederick C. Lane.....  Director                                                                 2001
John A. Larsen........  Director                                                                 2001
Gerald R. Novotny.....  Director--Vice President Strategic Business Development                  2002
Clarence H. Thiesen...  Director                                                                 2000

    RICHARD T. FEDOR, 54, is GameTech's Chairman and Chief Executive Officer. He is a co-founder of GameTech and held the positions of Chairman of the Board and CEO from 1994 until March 1998. Mr. Fedor was also the Company's President from 1994 until August 1, 1997. On August 1, 1999, Mr. Fedor was reinstated as GameTech's Chief Executive Officer. From 1991 to 1994, Mr. Fedor's occupation was that of a private investor. Previously, Mr. Fedor was President of ZYGO Corporation, a manufacturer of high performance, laser-based electro-optical measuring instruments, from 1987 to 1991. From 1985 to 1987, Mr. Fedor held the position of Operations Vice President at International Game Technology.
Mr. Fedor has also held various senior management positions at Hewlett Packard and GTE.

    DOUGLAS M. HAYES, 56, has been a Managing Director and co-head of the investment committee of Macluan Capital Corporation since 1997. Mr. Hayes has also been Chairman of Compass Aerospace Corporation since 1997. From 1986 to 1997, Mr. Hayes was a Managing Director, Investment Banking of Donaldson, Lufkin and Jenrette in Los Angeles. Since 1997, Mr. Hayes has also served as a director of

Reliance Steel & Aluminum Co., a publicly traded company. Mr. Hayes, a graduate of Dartmouth College, served two years in the U.S. Navy and received an MBA from Harvard Business School.

    GARY R. HELD, 46, is a co-founder of GameTech and held the position of Vice President--Sales & Marketing from 1994 until February 1999 at which time
Mr. Held became Senior Vice President of Sales and Marketing--South. In August 1999, Mr. Held became Vice President of Business Development and Marketing, the position he currently holds. Mr. Held has over eleven years of experience in the bingo industry. Prior to his employment with GameTech, Mr. Held was Vice President--Sales & Marketing at Advanced Gaming Technology, Inc. from November 1993 until 1994. Mr. Held was the General Manager of Bingo Operations and Promotions & Marketing Director at the Barona Casino in San Diego, California from 1992 to November 1993. During 1991, Mr. Held was involved in management at the Treasure Island Casino in Red Wing, Minnesota. Mr. Held was previously Vice President of Sales at FortuNet, Inc., one of the first companies to develop electronic bingo units. Mr. Held also has experience at Bingo West, the largest bingo distributor in the western United States, where he was responsible for sales to charity and Indian bingo halls.

    FREDERICK C. LANE, 50, is a Managing Director in Investment Banking for Donaldson, Lufkin and Jenrette (DLJ). From 1989 to 1994, Mr. Lane was co-head of the Mergers and Acquisitions Department of DLJ. He graduated from Harvard College in 1971 and received his MBA from Harvard Business School. Mr. Lane joined DLJ in 1976 after spending three years at Coopers & Lybrand where he received his CPA.

    JOHN A. LARSEN, 37, was GameTech's Executive Vice President of Sales and Marketing from February 1999 until September 1, 1999. From 1997 until February 1999, Mr. Larsen was President and served on the Board of Directors of Bingo Technologies Corporation (BTC), a leading full service provider of electronic video bingo services. In 1990, Mr. Larsen was founder of Opportunity Software; a company producing full service computerized point of sale and accounting systems in the bingo industry. In 1997, Opportunity Software merged with Bingo Card Minder Corporation (BCMC) to form BTC, a leading full service provider of electronic video bingo services. From 1986 until 1990, Mr. Larsen founded and ran Laran Enterprises, Ltd., a software company that developed vertical accounting packages for the construction, restaurant, manufacturing, distribution, property management, metal refining, and aerial photography industries.

    GERALD R. NOVOTNY, 56, has been a GameTech Vice President since
February 1999. In 1986, Mr. Novotny founded BCMC which in 1997 merged with Opportunity Software Inc. to form BTC, a leading full service provider of electronic video bingo services. Mr. Novotny was Chairman of the Board and Chief Executive Officer of both BCMC and BTC until GameTech acquired both companies in February 1999. Mr. Novotny was a co-founder in 1970 of SDI, Ltd., a systems software company located in San Mateo, California and London, England.
Mr. Novotny has remained active in the management of SDI, Ltd. since its inception and currently serves on its Board of Directors. Mr. Novotny graduated from the University of Nebraska in 1966 with a Bachelor of Science Degree in Electrical Engineering.

    CLARENCE H. THIESEN, 68, is a co-founder of GameTech and was GameTech's Chief Financial Officer from 1994 until his retirement in March 1998. Prior to his employment with GameTech, Mr. Thiesen was a financial consultant from 1992 to 1994. From 1988 to 1992, Mr. Thiesen was Vice President, Finance of ZYGO Corporation, where he focused on sourcing in the Far East and assisted in restructuring the company. From 1986 to 1988, Mr. Thiesen was the President of Keno Computer Systems, Reno, Nevada. From 1981 to 1986, Mr. Thiesen was the Vice President of Finance at International Game Technology, where he specialized in acquisitions, the installation of new accounting, budgeting and forecasting systems and financial public relations.

NON-DIRECTOR EXECUTIVE OFFICERS

    The following persons are executive officers of the Company that are not directors.

    RICHARD H. IRVINE, 58, has been GameTech's Chief Operating Officer since February 1999. Mr. Irvine was President and Chief Operating Officer of Mikohn Gaming Corporation from July 1995 until September 1998. He had served on the Mikohn's corporate board of directors since it became a publicly traded company in late 1993. From 1993 to 1995, Mr. Irvine was Senior Vice President--Marketing and Entertainment for Boomtown, Inc., a Reno-based owner and operator of casino properties in Verdi and Las Vegas, Nevada; Biloxi, Mississippi; and New Orleans, Louisiana. From 1991-1993 he was Vice President of Marketing for the worldwide Walt Disney Attractions. His first entry into the gaming industry came as Executive Vice President--Worldwide Sales and Marketing for International Game Technology, the world's leading manufacturer of gaming machines.

    Mr. Irvine was co-founder of Aurora Productions, an independent feature film and television production firm in Hollywood. During an eight-year tenure, he was executive producer on such films as Heart Like a Wheel, Secret of Nihm and Eddie and the Cruisers and also the Broadway show The Suicide. He has also served as President and Chief Operating Officer of Straight Arrow Publishing, owners of Rolling Stone Magazine, and as Executive Vice President of Unicorn/Sovaminco, a U.S.-U.S.S.R joint venture. He began his career in media sales for Time, Inc. (now Time-Warner) after attending the University of Southern California.

    JOHN J. PAULSON, 45, certified public accountant, joined GameTech in 1996 as the controller and was promoted to Treasurer in July 1997 and Chief Financial Officer in March 1998. Prior to his employment with GameTech, Mr. Paulson was Chief Financial Officer at the Sycuan Gaming Center from 1991 to 1996.
Mr. Paulson has also served as a Senior Manager for the national CPA and consulting firm of McGladrey & Pullen, LLP. certified public accountants, where he consulted for Indian bingo halls and casinos and provided audit and consulting services for several publicly traded corporations.

    ANDREJS K. BUNKSE, 31, joined GameTech in April, 1997 as General Counsel--Corporate Secretary. From 1995 to 1997, Mr. Bunkse was an associate at the law firm of Mitchell, Brisso, Delaney & Vrieze in Eureka, California.
Mr. Bunkse is a graduate of Syracuse University and the Santa Clara University of Law, is a member of the State Bar of California and the American Bar Association, and is admitted to practice before the United States District Court for the Southern District of California.

BOARD AND COMMITTEE MEETINGS

    During the 1999 fiscal year, there were eleven meetings of the Board of Directors. No director attended less than 75% of the Board of Directors meetings while serving as such director or less than 75% of all committee meetings on which he served as a committee member.

    The Audit Committee, Compensation Committee and the Executive Committee are the standing committees of the Board of Directors. During fiscal year 1999, these committees were comprised as follows:

           AUDIT                     COMPENSATION                    EXECUTIVE
---------------------------  ----------------------------   ---------------------------
Douglas M. Hayes (Chairman)  Frederick C. Lane (Chairman)   Richard T. Fedor (Chairman)
Frederick C. Lane            Richard T. Fedor               Douglas M. Hayes
Clarence H. Thiesen          Douglas M. Hayes               Gary R. Held
                             Gerald R. Novotny              Frederick C. Lane
                                                            Gerald R. Novotny
                                                            Keith A. Novotny
                                                            Clarence H. Thiesen

    The Audit Committee held one meeting during the 1999 fiscal year. The Audit Committee is responsible for maintaining communication between the Board of Directors, the Company's independent auditors and members of financial management with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the Company's internal accounting controls and systems and the retention and termination of the independent auditors.

    The Compensation Committee held one meeting during the 1999 fiscal year. The Compensation Committee makes recommendations concerning officer compensation, employee benefit programs and retirement plans.

    The Executive Committee held one meeting during the 1999 fiscal year. The Executive Committee was created by the Board of Directors to oversee and manage all Board of Directors issues in between all regularly scheduled meetings of the Board of Directors.

    All current committee members are expected to be nominated for re-election at the next regularly scheduled meeting of the Board of Directors, with the exception of Keith A. Novotny who is not standing for re-election to the Board of Directors.

COMPENSATION OF DIRECTORS

    Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Non-employee directors receive an annual retainer fee of $5,000, plus fees of $500 and reimbursement of expenses per Board of Directors or Committee meeting attended. In addition, under the Company's Incentive Stock Option Plan, each outside director receives a grant of 3,000 shares upon joining the Board of Directors and an annual grant of options to purchase 1,000 shares of Common Stock. The exercise price of the options is the fair market value of Common Stock on the date of grant and each option has a term of ten years and becomes exercisable immediately. In the event of the disability (as defined in the plan) or death of an outside director, all options remain exercisable for a period of twelve months following the date such person ceased to be a director, but only to the extent such option was exercisable on the date the director ceased to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Messrs. Lane, Hayes, Gerald Novotny and Fedor. Mr. Fedor and Mr. Novotny are officers of the Company.

    On February 8, 1999, the Company acquired BTC by entering into a Stock Purchase Agreement and Escrow Agreement (collectively the Acquisition Agreements). Pursuant to the Acquisiton Agreement, Siblings Partner's L.P., of which Mr. Gerald R. Novotny is the General Partner and Keith A. Novotny is the Initial Limited Partner, received 1,866,938 unregistered shares of GameTech Common Stock, $5.9 million in cash, as well as $943,000 in unsecured promissory notes. For further discussion see " Certain Relationships and Related Transactions".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding the stock beneficially owned by beneficial owners of more than 5% of the Company's outstanding Common Stock, as of March 3, 2000.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY     PERCENT OF
NAME AND ADDRESS                                                OWNED(1)(2)      OWNERSHIP
----------------                                              ----------------   ----------
Richard T. Fedor(a)(3)......................................     2,982,136          25.1%
Bonnie G. Fedor(b)(3).......................................     2,982,136          25.1%
Gary R. Held(c)(3)..........................................       573,700           5.0%
Susan E. Held(d)(3).........................................       573,700           5.0%
CJB Family Trust(e)(3)......................................     1,139,240          10.0%
Vern D. Blanchard(e)(f)(3)..................................     1,274,740          11.1%
Morgan Stanley Dean Witter & Co.(g)(4)......................       731,500           6.4%
Morgan Stanley Dean Witter & Advisors Inc.(g)(h)(5).........       731,500           6.4%
Massachusetts Financial Services Company(i)(6)..............       565,000           5.0%
Siblings Partners, L.P.(j)(7)...............................     1,866,938          16.4%
Gerald R. Novotny(j)(8).....................................     1,866,938          16.4%

--------------------------
(a) Includes (i) 492,000 shares of Common Stock issuable upon the exercise of stock options and (ii) 575,900 shares owned of record by Mr. Fedor's wife and minor children of which Mr. Fedor disclaims beneficial ownership of 125,900 shares of Common Stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 450,000 shares held by their minor children. Mr. Fedor is the husband of Bonnie G. Fedor.

(b) Mrs. Fedor is the wife of Richard T. Fedor.

(c) Includes (i) 44,091 shares of Common Stock issuable upon the exercise of stock options and (ii) 145,400 shares owned of record by Mr. Held's wife of which Mr. Held disclaims beneficial ownership. Mr. Held is the husband of Susan E. Held.

(d) Mrs. Held is the wife of Gary R. Held.

(e) Vern D. Blanchard is the sole trustee of the CJB Family Trust and has sole voting power and investment power with the respect to the Common Stock held by the trust.

(f) Includes (i) 1,139,240 shares owned of record by the CJB Family Trust,
    (ii) 135,000 shares of Common Stock issuable upon the exercise of stock options and (iii) 500 shares owned of record by Mr. Blanchard individually.

(g) Per Form SC 13G filed on February 4, 2000.

(h) Morgan Stanley Dean Witter & Advisors Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co.

(i) Per Form SC 13G filed on February 8, 2000.

(j) Gerald R. Novotny is the General Partner of Siblings Partners, L.P. and has all dispositive power to vote on the shares owned by Siblings Partner, L.P.

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after March 3, 2000. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

(3) The address for each person, trust or trustee is c/o the Company, 2209 W. 1st Street, Suite 113, Tempe, AZ 85281.

(4) The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, NY 10036.

(5) The address for Morgan Stanley Dean Witter Advisors Inc. is Two World Trade Center, New York, NY 10048.

(6) The address for Massachusetts Financial Services is 500 Boylston Street, Boston, MA 02116.

(7) The address for Siblings Partners, L.P. is 295 Highway 50, Suite 20, Stateline, NV 89449.

(8) The address for Mr. Gerald Novotny is 295 Highway 50, Suite 20, Stateline, NV. 89449.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 3, 2000, by (i) each director and each nominee for director of the Company, (ii) certain of the Company's executive officers (the "Named Executive Officers"), and (iii) all executive officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below.

                                                                  NUMBER OF SHARES       PERCENT OF
NAME                                                          BENEFICIALLY OWNED(1)(2)   OWNERSHIP
----                                                          ------------------------   ----------
Richard T. Fedor(a).........................................          2,982,136             25.1%
Gary R. Held(b).............................................            573,700              5.0%
Clarence H. Thiesen(c)......................................            448,000              3.9%
Todd S. Myhre(d)............................................            291,618              2.6%
Frederick C. Lane(e)........................................             31,500                *
Douglas M. Hayes(f).........................................             50,667                *
Gerald R. Novotny(g)........................................          1,866,938             16.4%
Keith A. Novotny............................................             81,000                *
John A. Larsen(i)...........................................                  0                0
Richard H. Irvine(h)........................................            172,620              1.5%
John J. Paulson(i)..........................................             61,200                *
All directors and executive officers as a group (12
  persons)..................................................          6,585,129             54.3%

------------------------

*   Less than 1%

(a) Includes (i) 492,200 shares of Common Stock issuable upon the exercise of stock options and (ii) 575,900 shares owned of record by Mr. Fedor's wife and minor children of which Mr. Fedor disclaims beneficial ownership of 125,900 shares of Common Stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 450,000 shares held by their minor children.

(b) Includes (i) 44,091 shares of Common Stock issuable upon the exercise of stock options and (ii) 145,400 shares owned of record by Mr. Held's wife of which Mr. Held disclaims beneficial ownership.

(c) Includes 110,000 shares owned of record by Mr. Thiesen's wife of which Mr. Thiesen disclaims beneficial ownership.

(d) Includes 283,285 shares of Common Stock issuable upon the exercise of stock options.

(e) Includes 4,000 shares of Common Stock issuable upon the exercise of stock options.

(f) Includes 4,000 shares of Common Stock issuable upon the exercise of stock options.

(g) Represents 1,866,938 shares owned by Siblings Partners, L.P. of which
    Mr. Novotny is the General Partner and has all dispositive power to vote on shares owned by Siblings Partners, L.P.

(h) Includes (i) 143,750 shares of Common Stock issuable upon the exercise of stock options and (ii) 3,870 shares owned of record by Mr. Irvine's wife of which Mr. Irvine disclaims beneficial ownership.

(i) Includes 53,000 shares of Common Stock issuable upon the exercise of stock options.

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after March 3, 2000. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

COMPARISON OF CUMULATIVE TOTAL RETURN

The following graph shows a comparison of the cumulative total returns for the Company's common stock, the Nasdaq Composite Index and the gaming activities industries average, each of which assumes an initial value of $100 and reinvested dividends. The information presented is as of November 25, 1997, the initial day the Company's stock was traded, and the fiscal years ended
October 31, 1998 and 1999.

    The calculation cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       GAMETECH INTERNATIONAL, INC.  GAMING ACTIVITIES INDUSTRIES AVERAGE  NASDAQ COMPOSITE
11/97                          $100                                  $100              $100
10/98                           $22                                   $81              $111
10/99                           $33                                   $76              $176

                                                           11/97      10/98      10/99
                                                          --------   --------   --------
GameTech International, Inc.............................    $100       $ 22       $ 33
Gaming Activities Industries Average....................    $100       $ 81       $ 76
Nasdaq Composite........................................    $100       $111       $176

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based on its review of such forms received by it during the fiscal year ended October 31, 1999 and written representation that no other reports were required, the Company believes that each person who at anytime during such fiscal year was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year except that (i) Vern D. Blanchard filed a late report on Form 4 covering the acquisition of 5,100 shares of Common Stock and
(ii) Douglas M. Hayes, Frederick C. Lane and Clarence H. Thiesen each filed a late report on Form 5 reporting the grant of stock options under the Company's Incentive Stock Option plan totaling an aggregate of 5,000 shares.

EXECUTIVE COMPENSATION

    The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1999, 1998 and 1997 of all persons who served as the Company's Chief Executive Officer, and the other four most highly compensated executive officers of the Company who received annual compensation exceeding $100,000 during such periods (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                      ANNUAL COMPENSATION              COMPENSATION
                                           -----------------------------------------   -------------
                                                                                        SECURITIES
           NAME AND              FISCAL                              OTHER ANNUAL       UNDERLYING        ALL OTHER
      PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTION(#)(2)    COMPENSATION($)
      ------------------        --------   ---------   --------   ------------------   -------------   ----------------
Richard T. Fedor(3)...........    1999      208,417     90,000
  Chairman and Chief              1998      200,500          0             0                    0                0
  Executive Officer               1997      190,500     25,000             0              492,000                0

Todd S. Myhre(4)..............    1999      148,813          0             0                    0          100,000(5)
  Chief Executive Officer         1998      114,500          0             0              600,000                0
                                  1997          n/a        n/a           n/a                  n/a              n/a

Gary R. Held..................    1999      147,667     45,000             0                    0                0
  Vice President of Business
    and                           1998      138,000          0             0                    0                0
    Marketing                     1997      156,781     25,000             0              135,000                0

Richard H. Irvine(6)..........    1999      127,500     45,000             0              425,000                0
  Chief Operating Officer         1998          n/a        n/a           n/a                  n/a              n/a
                                  1997          n/a        n/a           n/a                  n/a              n/a

John J. Paulson...............    1999      111,083     25,000             0                    0                0
  Chief Financial Officer         1998       90,000          0             0                    0
                                  1997       80,000     15,000             0               53,000                0

Keith A. Novotny(7)...........    1999      103,125          0             0                    0                0
  Vice President of Business      1998          n/a        n/a           n/a                  n/a              n/a
  Development                     1997          n/a        n/a           n/a                  n/a              n/a

------------------------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officer.

(2) Reflects options granted to the individual during the respective fiscal year.

(3) Richard T. Fedor was Chief Executive Officer until 2/8/99 and resumed the position effective August 1, 1999.

(4) Todd S. Myhre became Chief Executive Officer and director on February 8, 1998 and resigned effective August 1, 1999.

(5) Consulting Agreement payments. See Employment Contracts and Severance Agreements for further details.

(6) Richard H. Irvine became Chief Operating Officer effective February 15,
    1999.

(7) Keith A. Novotny became Vice President of Business Development effective February 8, 1999 and resigned as an executive on February 8, 2000.

OPTION GRANTS

    The following table shows the stock options granted to the named executive officers during fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                -------------------------------------------------   POTENTIAL REALIZED VALUE AT
                                NUMBER OF     % OF TOTAL                              ASSUMED ANNUAL RATES OF
                                SECURITIES     OPTIONS                                STOCK PRICE APPRECIATION
                                UNDERLYING    GRANTED TO                                  FOR OPTION TERM
                                 OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   ----------------------------
NAME                             GRANTED     FISCAL YEAR     PRICE        DATE           5%             10%
----                            ----------   ------------   --------   ----------   ------------   -------------
Richard T. Fedor..............         0            0          n/a           n/a           n/a             n/a
Todd S. Myhre.................         0            0          n/a           n/a           n/a             n/a
Gary R. Held..................         0            0          n/a           n/a           n/a             n/a
John J. Paulson...............         0            0          n/a           n/a           n/a             n/a
Rich Irvine(1)................   425,000         50.2%       $2.88       1-21-09      $769,230      $1,950,750
Keith A. Novotny..............         0            0          n/a           n/a           n/a             n/a

------------------------

(1) Represents options granted pursuant to Mr. Irvine's employment offer. Of the total grant, 50,000 shares vested immediately upon his employment, with the balance vesting in four (4) equal annual installments beginning on his first anniversary date.

OPTION EXERCISES

    The following table shows the stock options exercised by the Named Executive Officers during fiscal year 1999 and the value of stock options held by him, as of the end of fiscal year 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                      NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                            SHARES                 OPTIONS AT OCTOBER 31, 1999       AT OCTOBER 31, 1999(1)
                           ACQUIRED      VALUE     ----------------------------   ----------------------------
NAME                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISEABLE   EXERCISABLE   UNEXERCISEABLE
----                      -----------   --------   -----------   --------------   -----------   --------------
Richard T. Fedor........          0            0     492,000              0       $1,282,409              0
Todd S. Myhre...........          0            0     283,285              0              n/a            n/a
John Paulson............          0            0      35,333         17,667       $   92,749       $ 46,376
Rich Irvine.............          0            0      50,000        375,000       $   37,250       $279,375
Gary R. Held............     90,909     $257,954      44,091              0       $  115,739              0
Keith A. Novotny........          0            0           0              0                0              0

------------------------

(1) Values calculated based on $3.63, which was the closing price of the Common Stock as quoted on the Nasdaq Market on October 29, 1999, multiplied by the applicable number of shares in the money, less the total exercise price.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

    Richard T. Fedor entered into an amended employment agreement on October 1, 1997 to serve as Chief Executive Officer and Chairman of the Company. His annual salary is $225,000 and may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Fedor may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Fedor's employment agreement is for a term of two years, which term was automatically renewed on October 1, 1999. Unless his employment is terminated pursuant to the employment contract the term of Mr. Fedor's contract is automatically renewable. If Mr. Fedor's employment is constructively terminated or terminated by the Company without cause, both as defined in the agreement, or if he elects to terminate his employment within twelve months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any long-term incentive rights including stock options. In the event of a change of control, the term of Mr. Fedor's agreement will automatically extend for two years following the effective date of the change of control. Mr. Fedor's agreement is terminable by the Company for cause. The agreement provides that Mr. Fedor may not compete with the Company during the term of his employment and for a period of two years after his retirement or other termination of his employment. The agreement also provides that Mr. Fedor is entitled to participate in any long-term incentive plan for Company executives.

    Gary R. Held entered into an amended employment agreement on October 1, 1997 to serve as Vice President - Sales & Marketing of the Company. Mr. Held currently serves as Vice President - Business Development and Marketing. His annual salary is $ 155,000 and may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Held may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Held's employment agreement is for a term of two years, which term was automatically renewed on October 1, 1999. Unless his employment is terminated pursuant to the employment contract the term of Mr. Held's contract is automatically renewable. If Mr. Held's employment is constructively terminated or terminated by the Company without cause, both as defined in the agreement, or if he elects to terminate his employment within twelve months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any long-term incentive rights including stock options. In the event of a change of control, the term of Mr. Held's agreement will automatically extend for two years following the effective date of the change of control. Mr. Held's agreement is terminable by the Company for cause. The agreement provides that Mr. Held may not compete with the Company during the term of his employment and for a period of two years after his retirement or other termination of his employment. The agreement also provides that Mr. Held is entitled to participate in any long-term incentive plan for Company executives.

    Keith A. Novotny entered into an employment agreement on February 8, 1999 to serve as a Senior Executive for the Company. Mr. Novotny resigned as an executive effective February 8, 2000. His annual salary was $150,000. Mr. Novotny signed a five year non-competition agreement effective February 8, 1999. The agreement provides that Mr. Novotny may not compete with the Company until February 8, 2004.

    Richard H. Irvine entered into an employment agreement on February 16, 1999 to serve as Chief Operating Officer of the Company. His annual salary is $190,000 and may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Irvine may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Irvine's employment agreement is for a term of three years, which term is automatically renewed for two years unless his employment is terminated pursuant to the employment contract. If Mr. Irvine's employment is constructively terminated or terminated by the Company without cause, both as defined in the agreement, or if he elects to terminate his employment within twelve months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any long-term incentive rights including stock options. In the event of a change of control, the term of Mr. Irvine's agreement will automatically extend for two years following the effective date of the change of control. Mr. Irvine's agreement is terminable by the Company for cause. The agreement provides that Mr. Irvine may not compete with the Company during the term of his employment and for a period of two years after his retirement or other termination of his employment.

The agreement also provides that Mr. Irvine is entitled to participate in any long-term incentive plan for Company executives.

    John J. Paulson entered into an amended employment agreement on October 1, 1997 to serve as Treasurer of the Company. Mr. Paulson currently serves as Chief Financial Officer. His annual salary is $130,000 and may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Paulson may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Paulson's employment agreement is for a term of two years, which term was automatically renewed on October 1, 1999. Unless his employment is terminated pursuant to the employment contract the term of Mr. Paulson's contract is automatically renewable. If Mr. Paulson's employment is constructively terminated or terminated by the Company without cause, both as defined in the agreement, or if he elects to terminate his employment within twelve months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any long-term incentive rights including stock options. In the event of a change of control, the term of Mr. Paulson's agreement will automatically extend for two years following the effective date of the change of control. Mr. Paulson's agreement is terminable by the Company for cause. The agreement provides that Mr. Paulson may not compete with the Company during the term of his employment and for a period of two years after his retirement or other termination of his employment. The agreement also provides that Mr. Paulson is entitled to participate in any long-term incentive plan for Company executives.

    Todd S. Myhre resigned as Chief Executive Officer and director on August 1, 1999, See below for a discussion of Mr. Myhre's consulting agreement. Conrad J. Granito, Jr. resigned as President and Chief Operating Officer on January 31, 1999. See below for a discussion of Mr. Granito's severance agreement. John A. Larsen's employment as an Executive Vice President of Sales and Marketing was terminated by Resolution of the Board on September 1, 1999. See below for a discussion of Mr. Larsen's termination. Keith A. Novotny resigned as Vice President of Business Development effective February 8, 2000.

    Mr. Myhre, GameTech's former Chief Executive Officer and a director, entered into a consulting agreement upon his resignation on August 1, 1999. His consulting agreement provided that he was to be engaged by the Company as a consultant until March 15, 2000. The consulting agreement further provided that he was to be paid an aggregate of $200,000 in four equal payments ending on March 15, 2000. In addition, the consulting agreement provides that Mr. Myhre may exercise 283,285 shares of vested Common Stock options on or before August 1, 2002.

    Mr. Granito, GameTech's former President and Chief Operating Officer; entered into a severance agreement effective upon his resignation on January 31, 1999. His severance agreement provided that he was to be paid an aggregate of $80,000 in eight equal payments ending October 31, 1999.

    Mr. Larsen, GameTech's former Executive Vice President of Sales and Marketing and a current director, was terminated by Resolution of the Board of Directors effective September 1, 1999. Mr. Larsen has elected, pursuant to his February 8, 1999 employment agreement, to dispute his termination. Should the parties fail to resolve this dispute, the dispute is ultimately subject to arbitration. Mr. Larsen seeks, pursuant to his employment agreement, a lump sum payment of $150,000 plus vesting of certain options of the Company's Common Stock, and certain insurance benefits. The prevailing party in the arbitration is entitled to recover reasonable attorney's fees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors will convene on an annual basis to discuss the productivity of each executive officer of the Company. If the Company has met the growth and profit objectives the Board has set for the period of review and the executive has been successful in meeting his Board-outlined objectives, the Compensation Committee will award such executive with an appropriate bonus commensurate with his performance and value to the Company.

    The Compensation Committee of the Company's Board of Directors (the "Committee"), which consists of two inside directors and two independent, outside directors, establishes the general compensation policies of the Company and makes specific compensation for each executive officer of the Company. The Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in stockholder value. The Company's executive compensation package consists of three main components:
(1) base salary, (2) bonus and (3) stock options under the Company's 1997 Amended and Restated Incentive Stock Option Plan.

BASE COMPENSATION

    The Committee's approach is to offer executives salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salary based on information drawn from a variety of sources, including published and proprietary survey data and the Company's own experience recruiting and retaining executives, although complete information is not easily obtainable. The Company's base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

BONUSES

    In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer review each individual executive's job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee reviews the Company's actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for executives other than the Chief Executive Officer and sales and marketing personnel.

STOCK OPTION AND RESTRICTED STOCK GRANTS

    The Company, from time to time, grants stock options and shares of restricted stock in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company's Common Stock. Grants of stock options and restricted stock are designed to align the executive's interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive's past performance and contributions, and the executive's anticipated future contributions and responsibilities.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Fedor has served as an officer and director of the Company since its inception in 1994 and currently serves as its Chairman and Chief Executive Officer. In determining Mr. Fedor's compensation, the Committee considered Mr. Fedor's performance in managing the Company through a difficult period, his reinstatement as Chief Executive Officer on August 1, 1999, and the outstanding results achieved in fiscal 1999. The Committee set Mr. Fedor's base salary for the period November 1, 1998 to October 31, 1999 at $208,417, an increase from the $200,500 base salary in the previous year. Mr. Fedor's bonus was $90,000.

    Mr. Myhre was Chief Executive Officer during the first three quarters of fiscal year 1999 until his resignation on August 1, 1999. During this period Mr. Myhre was paid $148,813 in base salary. For a discussion of Mr. Myhre's compensation after his resignation see "Employment Contracts and Severance Agreements."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

    The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with
Section 162(m).

    Compensation Committee

    Frederick C. Lane (Chairman)

    Richard T. Fedor

    Douglas M. Hayes

    Gerald R. Novotny

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 8, 1999, the Company acquired BTC by entering into a Stock Purchase Agreement and Escrow Agreement (collectively the "Acquisition Agreements") with BTC and its stockholders: John A. Larsen, Keith A. Novotny and Gerald R. Novotny (the "Shareholders"). The consideration paid by the Company in connection with the Acquisition was as follows: Siblings Partner's L.P., of which Gerald R. Novotny is the General Partner and Keith A. Novotny is the Initial Limited Partner, received 1,866,938 unregistered shares of GameTech Common Stock, $5.9 million in cash, as well as $943,000 in unsecured promissory notes; Mr. Larsen individually received $2.9 million in cash and $3.7 million in unsecured promissory notes.

    In connection with the Acquisition, the parties entered into certain ancillary documents, including, without limitation, executive employment agreements and non-competition agreements with Gerald Novotny, Keith Novotny and John Larsen, the Chairman and Chief Executive Officer, Chief Operating Officer and President, respectively, of Bingo Technologies. Gerald Novotny, Keith Novotny and John Larsen also joined the Board of Directors of GameTech.

    On February 4, 2000, the Company delivered notice that it has certain claims for indemnification against BTC for breaches of representations and warranties arising from the acquisition. The Company estimates that its claims exceed the escrow fund and it has requested that no escrow funds be released pending a final determination of its claims. The escrow fund consists of 373,387 shares of the Company's common stock and cash totaling $1,952,211. BTC delivered its objections to the escrow on February 24, 2000 objecting to all of the Company's indemnification claims. The parties must make a good faith effort to reach agreements upon the rights of the parties with respect to each claim. If the parties cannot reach agreement, the dispute is ultimately subject to arbitration.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

    Ernst & Young LLP were the Company's independent auditors for the fiscal year ended October 31, 1999. That firm has served as the Company's independent auditors since 1994. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Company's independent auditors for the upcoming year will be selected at the next regularly scheduled meeting of the Board of Directors.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended October 31, 1999, is enclosed herewith and contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered part of these proxy soliciting materials. The information contained in the "Report of the Compensation Committee of the Board of Directors" and "Company Performance Graph" contained herein shall be deemed "filed" with the Securities and Exchange Commission (SEC) or subject to Regulations 14A or 14C or the liabilities of
Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

    The Company will provide, without charge to each stockholder of record, as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended October 31, 1999 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

VOTING BY PROXY

    In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any stockholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy. The latest dated proxy will be counted.

STOCKHOLDERS PROPOSALS FOR ACTION AT THE COMPANY'S NEXT ANNUAL MEETING

    Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2001, must present any proposal to the Company's Secretary, at the Company's offices, no later than November 14, 2000, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, GameTech International, Inc., 2209 West First Street, Suite 113, Tempe, Arizona 85281. If a stockholder proposal is introduced at the 2001 Annual Meeting of Stockholders without any discussion of the proposal in the Company's proxy statement, and the stockholder does not notify the Company on or before January 28, 2001, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by the Company for the 2001 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Tempe, Arizona
March 13, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        GAMETECH INTERNATIONAL, INC.

                     ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 4, 2000

     The undersigned shareholder of GameTech International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 13, 2000, and hereby appoints Andrejs K. Bunkse and Richard T. Fedor, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of GameTech International, Inc. to be held on April 4, 2000 at 9:00 a.m., local time, at Sumner Suites, 1413 West Rio
Salado Parkway, Tempe, Arizona and at adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJUSTMENTS THEROF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-------------------------------------------------------------------------------
                         -  FOLD AND DETACH HERE  -

                             Back of card

                                                             Please mark
                                                               votes as     /X/
                                                              in example

                              FOR    WITHHOLD

1. ELECTION OF DIRECTORS:     / /      / /

Nominees:
Class I -- Term Expiring in 2003
Clarence H. Thiesen
Douglas M. Hayes


_______________________________________________________________
To withhold vote for a specific nominee, please list name above
A for vote is assumed to be for all nominees unless noted above


   / /  MARK HERE FOR ADDRESS
        CHANGE BELOW


        (THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)




Signature(s) ______________________________________  Dated ______________, 2000

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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